                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12


                      MOMENTUM BUSINESS APPLICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                      MOMENTUM BUSINESS APPLICATIONS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 9, 1999

TO THE STOCKHOLDERS OF MOMENTUM BUSINESS APPLICATIONS, INC.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Momentum Business Applications, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Thursday, September 9, 1999, at the Carr America Visitor's Center located at 4400 Rosewood Drive, Pleasanton, California 94588, for the following purposes:

     1. To elect two (2) Class A Common Class I directors to serve three-year terms.

     2. To approve the 1999 Stock Incentive Plan, as set forth in the accompanying proxy statement.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending April 30, 2000.

     4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on July 15, 1999 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,
                                          /s/Ronald E.F. Codd

                                          Ronald E.F. Codd
                                          President and Chief Executive Officer

Pleasanton, California
August 9, 1999

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                    MAPS TO
                  CARR AMERICA VISITOR'S CENTER IN PLEASANTON
                    AND LOCATION OF STOCKHOLDER MEETING ROOM
MAPS TO CARR AMERICA VISITOR'S CENTER

                                 TO PLEASANTON

     From the San Francisco Airport -- Take Rt. 101 South to Rt. 92 East over the San Mateo Toll Bridge. Take I-880 North to I-238 East and follow signs to I-580 East towards Stockton.

     From the Oakland Airport -- Take I-880 South to I-580 East towards
Stockton.

     From the San Jose Airport -- Take Rt. 101 South to I-880 North. After approximately 20 miles on I-880 North, follow the signs to I-580 East towards Stockton.

     From Walnut Creek -- Take I -680 South through San Ramon, then take I -580 East towards Stockton/ Tracy.

                        TO CARR AMERICA VISITOR'S CENTER

     The Annual meeting will be held in the Auditorium at the Carr America Visitor Center at:

                              4400 Rosewood Drive
                             Pleasanton, California

     On I-580, approximately 1 mile east of the I-680 Interchange, take the Hacienda Exit turning right on Hacienda Drive. Turn left on Owens Drive. Turn left onto Rosewood Drive, take the second right and the visitor's center will be straight ahead. Park anywhere. Upon entering the visitor's center the Auditorium will be straight ahead.

                      MOMENTUM BUSINESS APPLICATIONS, INC.
                            ------------------------

                            PROXY STATEMENT FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Momentum Business Applications, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, September 9, 1999 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Carr America Visitor's Center located at 4400 Rosewood Drive, Pleasanton, California 94588. The Company's telephone number is (925) 469-6621. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the approval of the Directors stock incentive plan, for the ratification of the appointment of Ernst & Young as independent auditors as set forth herein, and at the discretion of the proxy holders upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     These proxy solicitation materials and the Annual Report to Stockholders for the period from November 9, 1998 (inception) to April 30, 1999, including financial statements, were first mailed on or about August 12, 1999, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on July 15, 1999 ("Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 4,694,826 shares of the Company's Common Stock, $.001 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Momentum Business Applications, Inc. at 4301 Hacienda Drive, Pleasanton, California 94588, Attention: Secretary of the Company, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock owned on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

     The Company will retain Corporate Investor Communications, Inc. ("CIC") to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. The Company will pay CIC's solicitation fee of $5,000 plus reasonable out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held as of the Record Date by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAINED" on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Company currently intends to hold its 2000 Annual Meeting of Stockholders in mid-September 2000 and to mail Proxy Statements relating to such meeting in mid-August 2000. The date by which stockholder proposals must be received by the Company so that they may be considered for inclusion in the Proxy Statement and form of proxy for its 2000 Annual Meeting of Stockholders is May 31, 2000 and the date by which stockholders proposals must be received by the Company so that they may be presented at the 2000 Annual Meeting is July 31, 2000. Such stockholder proposals should be submitted to Momentum Business Applications, Inc. at 4301 Hacienda Drive, Pleasanton, California 94588,
Attention: Secretary of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of July 15, 1999 (except as noted below) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Momentum Class A Common Stock, (ii) each director of the Company, and (iii) the sole executive officer of Momentum. The Company knows of no agreements among its stockholders which relate to voting or investment power of its Common Stock.

                            NAME                              NUMBER(1)   PERCENT OF CLASS
                            ----                              ---------   ----------------
Directors and Executive Officer
  Ronald E.F. Codd..........................................     1,065             *
  Carlton H. Baab...........................................         0             *
  Robert K. Dahl............................................         0             *
  Michael E. Gioja..........................................         0             *
  Jeffrey A. Miller.........................................         0             *
Other
  Cornell University(2).....................................   745,295          15.9%
     Office of Trusts and Estates
     102 Prospect Street, Suite 200
     Ithaca, New York, 14850
  Farrallon Capital Management, L.L.C.(3)...................   524,374          11.2%
     One Maritime Plaza, Suite 1325
     San Francisco, CA 94111
  Capital Research and Management Co.(2)....................   513,000          10.8%
     333 South Hope Street
     Los Angeles, CA 90071

---------------
 *  Less than 1%

(1) Applicable percentage of ownership is based on 4,693,826 shares of Class A Common Stock outstanding as of July 15, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. There are no shares subject to options outstanding.

(2) Shares beneficially owned are determined solely from information reported on a Schedule 13G filed in March 1999.

(3) Shares beneficially owned are determined solely from information reported on a Schedule 13D filed in July 1999.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "SEC") thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from November 9, 1998 (inception) to April 30, 1999, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except for the initial Form 3 forms for Messrs. Baab and Dahl, which were filed late. Neither of these directors hold, nor have they previously held at any time, any equity securities of the Company.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS
NOMINEES

     The Company's Board of Directors currently consists of five persons, four Class A Common directors serving staggered three-year terms, and one Class B Common Director. The Class A Common directors are further separated into three classes, Class I, Class II and Class III. Two Class I directors (Mr. Robert K. Dahl and Mr. Jeffrey A. Miller) will be elected at the Annual Meeting for a term of three years, their term expiring in 2002. One Class II director (Mr. Carlton
Baab) and one Class III director (Ronald E.F. Codd) were elected at the special meeting of shareholders held on March 15, 1999, to serve two year and three year terms, respectively. One Class B director (Mr. Michael E. Gioja) has been previously elected by the holder of the Class B Common Stock. PeopleSoft is the only holder of Class B Common Stock, and under the Certificate of Incorporation, PeopleSoft has the exclusive right to elect one representative to the Board, designated herein as the Class B director.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two nominees named below, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve a term of three years or until such director's successor has been duly elected and qualified.

VOTE REQUIRED

     The two nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors as Class I directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal. The names of the nominees and related information as of July 15, 1999 are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                                                         CURRENT TERM    DIRECTOR
       NAME OF NOMINEE          AGE     POSITION(S) WITH THE COMPANY       EXPIRES        SINCE
       ---------------          ---     ----------------------------     ------------    --------
NOMINEES FOR CLASS I DIRECTOR
Robert K. Dahl(1).............  58     Director                            1999           1999
Jeffrey A. Miller(2)..........  48     Director                            1999           1999

DIRECTORS WHOSE TERMS CONTINUE
Ronald E.F. Codd..............  43     Chairman of the Board of            2001           1998
                                       Directors, President and
                                       Chief Executive Officer
Carlton H. Baab(l)............  41     Director                            2000           1999
Michael E. Gioja(2)...........  41     Director                            2000           1999

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

NOMINEES FOR CLASS A COMMON CLASS I DIRECTOR

     Robert K. Dahl became a director of Momentum in February 1999 and is a General Partner at Riviera Venture, LLC, a private equity-investing firm. From October 1997 to January 1998, Mr. Dahl served as Executive Vice President, Planning of Ascend Communications, Inc., a network solutions provider. From

January 1994 to October 1997, Mr. Dahl served as Vice President of Finance and Chief Financial Officer of Ascend. Prior to joining Ascend in January 1994, Mr. Dahl was a private investor and a principal in Dahl-De Vivo Management Co., a private investment firm. Mr. Dahl also serves on the Board of Directors of the Bank of Alameda and Northpoint Communications, Inc., and five private companies. Mr. Dahl received his B.Sc. in Finance and Accounting from the University of California, Berkeley.

     Jeffrey A. Miller became a director of Momentum in June 1999. Mr. Miller has served as President, Chief Executive Officer and member of the Board of Directors of Documentum, Inc., a developer of enterprise document management software, since July 1993. From April 1991 to March 1993, Mr. Miller was a division president at Cadence Design Systems, Inc., a supplier of electronic design automation software. From February 1983 to April 1991, Mr. Miller was Vice President and General Manager and Vice President of Marketing of Adaptec, Inc., a supplier of computer input/output controllers. From 1976 to 1983, Mr. Miller held various positions at Intel Corporation, a manufacturer of semiconductor components. Mr. Miller received his M.B.A. and B.S. in Electrical Engineering and Computer Science from the University of Santa Clara.

CLASS A COMMON DIRECTORS WHOSE TERMS CONTINUE

     Ronald E.F. Codd has served as Momentum's President, Chief Executive Officer, Chief Financial Officer, Secretary and director since December 1998. Prior to becoming an officer and director of Momentum, Mr. Codd served in various capacities with PeopleSoft. Mr. Codd joined PeopleSoft in September 1991 as Vice President of Finance and Chief Financial Officer. In November 1993, he was appointed PeopleSoft's Senior Vice President of Finance and Administration and Chief Financial Officer. He was appointed Secretary of PeopleSoft in March 1992. Prior to joining PeopleSoft, Mr. Codd was Corporate Controller of MIPS Computer Systems, Inc., a microprocessor designer and computer manufacturer, from March 1989 through September 1991. From March 1984 through March 1989, he was Corporate Controller and Chief Accounting Officer for Wyse Technology, Inc., a computer and peripheral manufacturer. Mr. Codd is a Certified Public Accountant, a Certified Managerial Accountant, and holds a Certified Production and Inventory Management credential. He received a B.Sc. in Business Administration from the University of California, Berkeley and an M.M. degree from the J.L. Kellogg Graduate School of Management (Northwestern University). Mr. Codd also serves on the Board of Directors of Adept Technology, Inc., Information Advantage, Inc., and Intraware, Inc., and one private company.

     Carlton H. Baab became a director of Momentum in February 1999 and is an officer of RemarQ Communities, Inc., a web-based provider of discussion group services. Mr. Baab has served as RemarQ's Chief Operating Officer and Chief Financial Officer since January 1999. Mr. Baab served as Chief Financial Officer of the CKS Group, a marketing communications company, from February 1994 through December 1998. In addition, Mr. Baab served as an Executive Vice President and the Secretary of CKS from August 1995 through December 1998 and as CKS's Chief Operating Officer from August 1995 through May 1996. Prior to joining CKS, Mr. Baab co-founded and served as President and Chief Executive Officer of MobileSoft Corporation, a software application developer for the Apple Newton. Mr. Baab was the Vice President & General Manager of the Contract Division at the Levolor Corporation, a windows treatment company, from August 1989 to August 1993. At Levolor, Mr. Baab was also Vice President of Information Technology and Re-Engineering and a member of the executive turnaround team. Mr. Baab holds a B.S. in Electrical Engineering from the University of Southern California and an M.B.A. from the Harvard Graduate School of Business Administration.

CLASS B COMMON DIRECTOR WHOSE TERM CONTINUES

     Michael E. Gioja replaced Margaret Taylor as a director of Momentum representing the Class B Common Stock holders in June 1999. Mr. Gioja joined PeopleSoft in April 1999 as the Senior Vice President for Development. From September 1995 to March 1999, Mr. Gioja served as Executive Vice President of the Global Human Resource business unit at SAP, a leading developer of enterprise resource planning application software. Previously, Mr. Gioja spent 19 years working in application development and deployment of IBM, American Express and most recently as Vice President for Corporate Applications at Fidelity Investments. Mr. Gioja holds a B.Sc. in Computer Science from the State University of New York at Oswego.

BOARD COMPENSATION

     Neither Messrs. Codd nor Gioja will receive any cash or other compensation for their services as members of the Board of Directors. For their services as members of the Board of Directors, Messrs. Baab, Dahl, and Miller will each receive $20,000 annually in cash compensation and $1,000 cash for each meeting of the Board of Directors that they attend, and each committee meeting. The Chief Executive Officer serves at the discretion of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither Messrs. Baab nor Dahl (the members of the Company's Compensation Committee), is an executive officer of any entity for which any executive officer of the Company serves as a director or a member of the compensation committee.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of one regular meeting during the Fiscal 1999 year. Mr. Dahl was unable to attend that meeting due to a prior commitment. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions

     The Audit Committee, which currently consists of Messrs. Gioja and Miller, has not held any meetings since Momentum's inception. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which currently consists of Messrs. Baab and Dahl, held one meeting between Momentum's inception and the end of the 1999 Fiscal Year. The Compensation Committee reviews and approves the Company's executive compensation policy and plan.

                              CERTAIN TRANSACTIONS

     In November 1998, PeopleSoft formed the Company as a wholly-owned subsidiary and contributed $250 million in cash to the Company. Pursuant to a Distribution Agreement dated December 30, 1998, PeopleSoft transferred approximately 4.6 million shares of Momentum's Class A Common Stock to a custodian for distribution to the stockholders of PeopleSoft. At the same time, the Company and PeopleSoft entered into three agreements, a Development and License Agreement, a Marketing and Distribution Agreement, and a Services Agreement. Pursuant to the Development and License Agreement, the Company has agreed to use the funds contributed by PeopleSoft to pursue research and development projects to be mutually agreed upon by PeopleSoft and the Company. The Company expects that it will engage PeopleSoft to conduct a substantial portion of such research and development. Pursuant to the Marketing and Distribution Agreement, the Company has granted PeopleSoft certain rights to license, on an exclusive basis, products developed by the Company in exchange for royalty payments. Pursuant to the Services Agreement, PeopleSoft will provide the Company with accounting, finance, human resources, legal, and other administrative services for a fee of $100,000 per quarter. In addition, pursuant to the Company's Certificate of Incorporation, PeopleSoft has the right to purchase all of the outstanding shares of the Company's Class A Common Stock at a price determined by a formula set forth in the Company's Certificate of Incorporation. PeopleSoft is the sole owner of all of the outstanding shares of the Company's Class B Common Stock. Mr. Michael E. Gioja, a director of the Company, is an officer of PeopleSoft.

                                 PROPOSAL NO. 2

                     APPROVAL OF 1999 STOCK INCENTIVE PLAN

     The stockholders are being asked to approve the Momentum Business Applications, Inc. 1999 Stock Incentive Plan (the "Incentive Plan" or the "Plan"). The Incentive Plan was adopted by the Board of Directors in July of 1999 and became effective on July 1, 1999, subject to the approval of the stockholders. A total of 225,000 shares have been reserved for the Incentive Plan. The Board of Directors may amend or terminate the Incentive Plan at any time and for any reason. Amendments require the approval of the Company's stockholders only to the extent provided by applicable laws, regulations or rules.

     The Board believes that the option grants under the Incentive Plan play an important role in the Company's efforts to attract, employ and retain employees, outside directors and consultants.

     The principal terms and provisions of the Incentive Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Incentive Plan. A copy of the Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary at the Company's offices in Pleasanton, California.

     ADMINISTRATION. The Compensation Committee of the Board, which is comprised of two directors, administers the Incentive Plan. The Incentive Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of the federal securities laws by the Board or a secondary committee comprised of one or more Board members.

     The Committee (or the Board or a secondary committee that may act as Plan administrator) has full authority under the Incentive Plan to determine who receives options under the Plan, the number of shares covered by each granted option, the date or dates options are granted, the maximum term during which the option will remain outstanding, whether the granted option will be an Incentive Stock Option ("ISO") that satisfies the requirements of Section 422 of the Internal Revenue Code (the "Code") or a Non- Statutory Option ("NSO") not intended to meet such requirements, and the remaining provisions of the option grant.

     ELIGIBILITY. Employees (including officers), consultants and outside directors who render services to the Company are eligible to receive option grants under the Incentive Plan. Employees, outside directors and consultants are eligible for grants of NSOs. Only common-law employees are eligible for the grant of ISOs.

     SECURITIES SUBJECT TO OPTION PLAN. The maximum number of shares of Common Stock that may be issued under the Incentive Plan is 225,000 shares. Should an option expire or terminate for any reason prior to exercise in full, then the corresponding number of shares again becomes available for the grant of options under the Incentive Plan. Should Common Shares issued upon the exercise of an option be forfeited, such shares again become available for the grant of non-statutory options under the Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs will not be increased when Common Shares are forfeited. No optionee may receive a grant of more than 100,000 shares in a single fiscal year.

     PRICE AND EXERCISABILITY. The option exercise price per share in the case of an Incentive Stock Option may not be less than 100% of the fair market value of the Common Stock on the grant date. In no event may the exercise price of an ISO or NSO be less than $12.00 per share.

     The exercise price may be paid in cash or in shares of common stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also allow an optionee to pay the exercise price of his or her options by the delivery of a full-recourse promissory note, provided that the par value of the shares purchased by the optionee must be paid in cash or cash equivalents.

     The Committee may at any time offer to buy out an outstanding option for cash or give an optionee the right to surrender his or her option for cash.

     No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee. In no event may any option held by an optionee be exercised after the specified expiration date of the option term.

     VESTING CONDITIONS. As noted above, the Compensation Committee determines the number of options included in an award as well as the vesting and other conditions. The vesting conditions may be based on the length of the recipient's service, his or her individual performance, the Company's performance or other appropriate criteria.

     Vesting may be accelerated in the event of the recipient's death, disability or retirement or in the event of a change of control with respect to the Company. For purposes of the Incentive Plan, a "change of control" of the Company will be deemed to occur upon any of the following events: (a) the sale, transfer or other disposition of all or substantially of the Company's assets;
(b) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction; (c) a change in the composition of the Board over a period of 24 months or less such that a majority of the Board members ceases to be comprised of individuals who have either been Board members continuously since the beginning of such period or have been elected or nominated for selection as Board members by a majority of the continuing Board members; (d) the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of more than 50% of the Company's outstanding stock without the Board's recommendation; or (e) the exercise by PeopleSoft of its purchase option or the acquisition by PeopleSoft of a controlling interest in the Company's outstanding Class A Common Stock. A change of control will also occur in the event of a liquidation or dissolution of the Company.

     MODIFICATION OF AWARDS. The Compensation Committee is authorized, within the provisions of the Incentive Plan, to amend the terms of outstanding restricted shares, to modify or extend outstanding options or to exchange new options for outstanding options, including outstanding options with a higher exercise price than the new options.

     CHANGES IN CAPITALIZATION. In the event that any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments will be made to (a) the number and/or class of shares issuable under the Plan, (b) the number and/or class of shares and price per share in effect under each outstanding option under the Plan, (c) the number and/or class of shares for which any one individual may be granted stock options in each calendar year, (d) the exercise price of each option, or (e) the $12 minimum option exercise price.

     FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. Neither the optionee nor the Company incurs any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company receives no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Incentive Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a NSO. The Company is not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     NEW PLAN BENEFITS. Awards under the Incentive Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Incentive Plan or the benefits that would have been received by such participants if the Incentive Plan had been in effect since the inception of the Company. To date, no grants have been made under the Incentive Plan.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the 1999 Stock Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1999 STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ended April 30, 2000, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation earned in each of the last three years by the Company's Chief Executive Officer.

                                                   ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                                               ----------------------------    ----------------------
                                                             OTHER ANNUAL         SEC. UNDERLYING
     NAME AND PRINCIPAL POSITION       YEAR    SALARY(1)    COMPENSATION(2)          OPTIONS(#)
     ---------------------------       ----    ---------    ---------------       ---------------
Ronald E.F. Codd.....................  1999     $60,500         $2,079                      0
  President and Chief Executive
  Officer

---------------
(1) represents salary earned from January 1, 1999 through April 30, 1999, which represents an annualized salary of $181,500.

(2) represents reimbursement of health insurance premiums in lieu of a company sponsored plan.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's Chief Executive Officers with respect to the compensation paid to such executive officer for the period ended April 30, 1999. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is charged with the responsibility of reviewing all aspects of the Company's executive compensation programs and administering the Company's Directors' Stock Incentive Plan. In fiscal 1999, the voting members of the Committee were Messrs. Baab and Dahl, both of whom are non-employee Directors of the Company.

     Due to the relatively recent inception of the Company, the compensation programs of the Company were still under development and review as of the Company's most recent fiscal year end. For his prospective service as the CEO and President of Momentum, PeopleSoft initially set Mr. Codd's annual salary at $181,500 in January 1999. This salary was consistent with the salary he received while in the employ of PeopleSoft as its Senior Vice President and CFO. Subsequent to the formation of an independent board of Directors, the Committee was formed. In its initial meeting, the Committee ratified the continuation of this salary level and began evaluating various incentive compensation arrangements. During the Company's last fiscal year, Mr. Codd received no incentive compensation. Since that time the Committee has adopted the 1999 Stock Incentive Plan which is intended to be a long-term incentive compensation program.

     The Company's incentive compensation program is designed to attract and retain directors and executives who will contribute to the Company's long-term success, to reward such individuals for achieving the Company's ultimate liquidity goals, and to link such individuals' compensation and stockholder interests through a long-term equity-based incentive plan. The Committee believes that a sale of the Company to PeopleSoft is the liquidity event through which the Company can positively affect long-term stockholder return. Furthermore, the Company believes that, in order to attract and retain the most qualified individuals in the industry, its compensation policies must be competitive with other companies in the software industry, particularly those of similar size and structure.

                               PERFORMANCE GRAPH

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference in general statement incorporating by reference to this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such acts.

     The following graph shows a comparison of cumulative stockholder return, calculated on a dividend reinvested basis, for the Company as compared to (i) the Nasdaq Computer and Data Processing Services Group Index
("Nasdaq -- Software"), and (ii) the Nasdaq National Market (U.S. Companies) Index ("Nasdaq -- Total"). The graph assumes that $100 was invested in the Company's Class A Common Stock and in each index from the Company's initial public trading date on January 20, 1999 through April 30, 1999. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                              PERFORMANCE CHART

                  $100 INITIAL INVESTMENT ON JANUARY 20, 1999

                                      MOMENTUM   NASDAQ - SOFTWARE   NASDAQ - TOTAL
                                      --------   -----------------   --------------
1/20/99.............................   100.00         100.00             100.00
2/28/99.............................    47.92          92.06              94.72
3/31/99.............................    49.66         100.64             101.90
4/30/99.............................    40.97         100.16             105.27

     As noted in Certain Transactions, Momentum was formed through a special stock dividend by PeopleSoft. The $100 initial investment is based on the closing price of Momentum Class A Common Stock on the first day of trading following the dividend distribution.

                                 OTHER MATTERS

     The Company knows of no other matters to be addressed at the Annual Meeting. If any other matters are properly addressed at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented in the manner as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS
                                          /s/Ronald E.F. Codd

                                          By: Ronald E.F. Codd
                                          President and Chief Executive Officer

Dated: August 9, 1999

                                      LOGO

1842-PS-99

MBA59B                            DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                      MOMENTUM BUSINESS APPLICATIONS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                              SEPTEMBER 9, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald E.F. Codd as attorney and proxy of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Momentum Business Applications, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Carr America Visitor's Center, 4400 Rosewood Drive, Pleasanton, California 94588 on September 9, 1999 at 10:00 a.m. (California time), and at any adjournments or postponements thereof, and authorizes and instructs the proxy to vote in the manner directed on the reverse side.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                          -----------

MBA69B                            DETACH HERE
--------------------------------------------------------------------------------

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1.  To elect two (2) Class A Common Class I directors to serve three-year terms.

    NOMINEES: Robert K. Dahl and Jeffrey A. Miller

    FOR                            WITHHELD
    BOTH     [ ]              [ ]  FROM BOTH
    NOMINEES                       NOMINEES

    [ ]
       ---------------------------------------
       For both nominees except as noted above

                                                          FOR   AGAINST  ABSTAIN
2.  To approve the 1999 Stock Incentive Plan, as set      [ ]     [ ]      [ ]
    forth in the accompanying proxy statement.

3.  To ratify the appointment of Ernst & Young LLP as     FOR   AGAINST  ABSTAIN
    independent auditors of the Company for the fiscal    [ ]     [ ]      [ ]
    year ending April 30, 2000.

4. To transact such other business as may promptly come before the meeting or any postponements or adjournments thereof.

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.


Signature:                                                  Date:
          ------------------------------------------------       ---------------

Signature:                                                  Date:
          ------------------------------------------------       ---------------

                  TWO NEW WAYS TO VOTE                                              LOGO
                                                                              VOTE BY INTERNET
                   VOTE BY TELEPHONE                        IT'S FAST, CONVENIENT, AND YOUR VOTE IS IMMEDIATELY
  IT'S FAST, CONVENIENT, AND YOUR VOTE IS IMMEDIATELY         CONFIRMED AND POSTED AND YOU CAN GET ALL FUTURE
                 CONFIRMED AND POSTED.                                     MATERIALS BY INTERNET.
                USING A TOUCH-TONE PHONE                                     WWW.PROXYVOTE.COM
     CALL THE TOLL-FREE NUMBER SHOWN ON THE VOTING                    JUST FOLLOW THESE 4 EASY STEPS:
                   INSTRUCTION FORM.
            JUST FOLLOW THESE 4 EASY STEPS:                 1. READ THE ACCOMPANYING PROXY STATEMENT AND VOTING
                                                                             INSTRUCTION FORM.
  1. READ THE ACCOMPANYING PROXY STATEMENT AND VOTING                2. GO TO WEBSITE WWW.PROXYVOTE.COM
                     INSTRUCTION FORM.                     3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON YOUR
   2. CALL THE TOLL-FREE NUMBER SHOWN ON YOUR VOTING                               VOTING
                      INSTRUCTION                                            INSTRUCTION FORM.
                           FORM.                                     4. FOLLOW THE SIMPLE INSTRUCTIONS.
 3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON YOUR                    YOUR VOTE IS IMPORTANT!
                         VOTING                                           GO TO WWW.PROXYVOTE.COM
                     INSTRUCTION FORM.                                         24 HOURS A DAY
      4. FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.
                YOUR VOTE IS IMPORTANT!
                  CALL 24 HOURS A DAY
     DO NOT RETURN VOTING FORM IF YOU ARE VOTING BY TELE  DO NOT RETURN VOTING FORM IF YOU ARE VOTING BY TELEPHONE
                                                                                  OR INTERNET